THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Third Amendment") is entered into as of February 27, 2009 between GREENFIELD COMMERCIAL CREDIT, L.L.C., a Michigan limited liability company ("Lender"), and APPLIED LNG TECHNOLOGIES USA, L.L.C. and ARIZONA LNG, L.L.C., Delaware and Nevada limited liability companies, respectively ("Borrower").

RECITALS

A.           Lender and Borrower entered into a Loan And Security Agreement on March 1, 2007 and amended the same from time to time (as amended the "Loan Agreement"). All capitalized terms not defined herein shall have the same meanings ascribed to such terms in the Loan Agreement.

B.           Borrower has requested an extension of the Maturity Date and a decrease in the Maximum Loan Amount, to $2,500,000.00, and Lender agrees, subject to the terms and conditions below:

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

1.           Maturity Date.         The Loan Agreement and paragraph 2 (D) of its Term Sheet are amended to provide for a Maturity Date of the earlier of demand or March 1, 2010.

2.           Maximum Loan Amount/Monthly Processing Fee.            The Loan Agreement, Paragraph 2(A) of its Term Sheet, and Revolving Credit Loan Rider #1 ("Rider") and Paragraph 2 (A) (i) of its Term Sheet are amended to provide for a Maximum Loan Amount of $2,500,000.00. Paragraph 15 (H) (iii) of the Loan Agreement Term Sheet is amended to increase the Loan Processing Fee to ..75% of average loan outstanding, payable monthly.

3.           Interest Rate. The Loan Agreement, Rider and their Term Sheets are amended to provide for an Effective Interest Rate of three month LIBOR plus 7%, with a LIBOR floor of 2%, as more fully defined in the Third Amended And Restated Revolving Credit Loan Note executed herewith.

4.           Prepayment Penalty.  The prepayment penalty of paragraph. 2 C of the Loan Agreement is amended to provide a prepayment penalty of $25,000.00.

5.           Amended and restated note.  Borrower shall execute herewith a Third Amended And Restated Revolving Credit Loan Note evidencing the amended Interest Rate and Maturity Date.

6.           Amendment/Legal Fees. Borrower shall pay to Lender in consideration of this Third Amendment (i) a loan amendment fee of $25,000.00, which shall be funded over formula and amortized over six months from date hereof, and (ii) Lender's legal fees in the amount of $500.00.

7.           Reaffirmation of Loan Agreement/Prepayment. Except as amended hereby, the Loan Agreement and all documents and instruments executed in connection therewith, and all of the terms of such documents, shall remain in full force and effect.

8.           Counterparts. This Third Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered as of the date first hereinabove set forth.

Signatures on next page

LENDER:	BORROWER:

GREENFIELD COMMERCIAL CREDIT, L.L.C.	ARIZONA LNG, L.L.C.
a Michigan limited liability company	a Nevada limited liability company
By: GCC Management, Inc.
Its: Manager	By: New Earth LNG, LLC, a Delaware
limited liability company
By: /s/ Edward P. Lewan	Its: Sole Member
Edward P. Lewan
Its: Senior Vice President	By: /s/ Cem Hacioglu
Cem Hacioglu
Its: President and CEO

APPLIED LNG TECHNOLOGIES USA,
LLC, a Delaware limited liability company

By: New Earth LNG, LLC, a Delaware
limited liability company
Its: Sole Member

By: /s/ Cem Hacioglu
Cem Hacioglu
Its: President and CEO

ACKNOWLEDGMENT OF GUARANTORS

Guarantors PNG Ventures, Inc. and New Earth LNG, LLC, hereby acknowledge the above Third Amendment and agree that their guaranties shall continue in full force and effect.

PNG VENTURES, INC.
a Nevada corporation

By: /s/ Cem Hacioglu
Cem Hacioglu
Its: President and CEO

NEW EARTH LNG, LLC
a Delaware limited liability company

By: /s/ Cem Hacioglu
Cem Hacioglu
Its: President and CEO